Exhibit 5.1

April 19, 2022

Airspan Networks Holdings Inc.

777 Yamato Road

Suite 310

Boca Raton, Florida 33431

Re:	Registration Statement on Form S-1

We have acted as counsel to Airspan Networks Holdings Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by certain selling stockholders of up to an additional 5,048,663 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company that may be issued upon conversion of the Convertible Notes (as defined in the Registration Statement).

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Based on the foregoing, we are of the opinion that the Shares, when and if issued and delivered upon conversion of the Convertible Notes in accordance with the terms of the Convertible Notes, will be validly issued, fully paid and non-assessable.

We express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, antidilution adjustments to outstanding securities of the Company, or both, may cause the number of Shares issuable upon conversion of the Convertible Notes to exceed the number of shares of Common Stock that then remain authorized but unissued.

Our opinions expressed above are limited to the Delaware General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dorsey & Whitney LLP

BRR/CCH